Exhibit 99.1

Vivint Smart Home Announces the Departure of Dale R. Gerard and the Appointment of Dana Russell as Chief Financial Officer

•	Mr. Gerard will be departing Vivint after a notable 12-year career to pursue an opportunity with a company outside of the smart home industry

•	Mr. Gerard will be succeeded by Mr. Russell, a financial executive with 25 years of experience and former chief financial officer of Vivint Solar (acquired by Sunrun)

PROVO, Utah – May 16, 2022 - Vivint Smart Home, Inc. (NYSE: VVNT), a leading smart home company, today announced that Dale R. Gerard will be stepping down as its chief financial officer (CFO), effective May 31st , to accept a new role with a company outside of the smart home industry. The Company also announced that Dana Russell, Vivint Solar’s chief financial officer from 2013 to 2020, is joining Vivint Smart Home as its CFO and will work alongside Mr. Gerard to ensure a smooth transition.

During his 12 years at Vivint Smart Home, Mr. Gerard has served in various senior finance roles and helped lead the Company through a remarkable period that included taking the Company public in January 2020 through one of the largest de-SPAC mergers up to that point in time. He also helped spearhead the development of Vivint Flex Pay, which pioneered consumer financing for the smart home industry.

“We have been extremely fortunate to have Dale as a finance leader for the last 12 years,” said David Bywater, chief executive officer of Vivint Smart Home. “I want to express my sincere appreciation for his numerous and lasting contributions to our business, including mentoring many of our current finance leaders. He has laid a remarkable foundation through his tireless efforts that will continue to benefit us for years to come.”

Mr. Russell will begin his tenure as chief financial officer of Vivint Smart Home immediately to help facilitate a smooth transition. He has more than 25 years of finance and operational expertise, most of which has been spent with technology and service businesses. He started his career as an auditor at PricewaterhouseCoopers LLP and later joined Novell, a publicly traded software and services company that was ultimately acquired by The Attachmate Group in 2011. During his 12-year tenure at Novell, he held various positions including vice president of finance, treasurer and corporate controller before being named its chief financial officer. Mr. Russell became the CFO of Vivint Solar in December of 2013, where he helped take the company public in October of 2014 and ushered it through its acquisition by Sunrun in October of 2020 in a transaction valued at $5.4 billion at the time of closing.

“Having worked closely with Dana at Vivint Solar for almost five years, I benefited from his strong financial and accounting acumen as well as his insightful business judgement which led to stellar results for shareholders, customers and our employees,” Bywater stated. “He has a deep understanding of the technology and service industries and will bring unique insights that will allow us to build on our strong track record. I am very excited to have Dana help us in this next chapter of growth as a leading smart home company.”

Mr. Russell will be responsible for all corporate finance and accounting functions, including treasury, tax, risk management, consumer financing, operations planning and analysis (OP&A), corporate controllership, and investor relations.

About Vivint Smart Home

Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves nearly 1.9 million customers throughout the U.S. and Canada. For more information, visit www.vivint.com.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial, including without limitation, statements regarding the Company’s hiring of a new Chief Financial Officer. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include, the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties, including those discussed in Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 (the “Form 10-K”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Although Vivint Smart Home believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Smart Home does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Smart Home has filed with the SEC, including the Form 10-K and the Company’s other periodic filings, for more complete information about the Vivint Smart Home. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of Vivint’s website at www.vivint.com.

PR Contact

Noelle Bates

VP, PR

press@vivint.com

Investor Relations Contact

Nate Stubbs

VP, Investor Relations

ir@vivint.com